Exhibit 1.1

CUBESMART

Form of AMENDMENT NO. 2

TO

EQUITY DISTRIBUTION AGREEMENT

October 2, 2014

[Manager]

[Manager Address]

[Manager Address]

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated May 7, 2013, as amended by Amendment No. 1 to Equity Distribution Agreement, dated May 5, 2014 (as amended, the “Equity Distribution Agreement”), among [Manager] (the “Manager”) and CubeSmart, a Maryland real estate investment trust (the “Company”), and CubeSmart, L.P., a Delaware limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”), pursuant to which the Company agreed to sell through the Manager, acting as agent and/or principal, up to 20,000,000 shares of the Company’s common shares of beneficial interest, par value $0.01 per share.  All capitalized terms used in this Amendment No. 2 to the Equity Distribution Agreement among the Manager and the Transaction Entities (this “Amendment”) and not otherwise defined shall have the respective meanings assigned to them in the Equity Distribution Agreement.  The Manager and the Transaction Entities agree as follows:

A.                                    Amendments to Equity Distribution Agreement.  The Equity Distribution Agreement is further amended as follows:

1.                                      The first sentence of the first paragraph of Section 1 of the Equity Distribution Agreement is hereby deleted and replaced with the following:

“The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through [Manager], acting as agent and/or principal, up to 30,000,000 shares (the “Maximum Amount”) of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Shares”).”

2.                                      The last sentence of Section 1 of the Equity Distribution Agreement is hereby deleted and replaced with the following:

“The Transaction Entities have also entered into separate equity distribution agreements, dated as of May 7, 2013, as amended by Amendment No. 1 to such agreements, dated as of May 5, 2014, and as further amended by Amendment No. 2 to such agreements, dated as of even date herewith (as amended, the “Alternative Distribution Agreements”), with each of [Wells Fargo Securities, LLC], [BMO Capital Markets Corp.], [Jefferies LLC], [Merrill Lynch, Pierce, Fenner & Smith Incorporated] and [RBC Capital Markets, LLC] (the “Alternative Managers”).”

3.                                      The first sentence of the Form of Placement Notice attached as Schedule 1 to the Equity Distribution Agreement shall be amended to add “, as amended on May 5, 2014, and as further amended on October 2, 2014” immediately before “(the “Agreement”)”.

4.                                      Schedule 4 to the Equity Distribution Agreement shall be replaced in its entirety with the schedule set forth as Exhibit A hereto.

5.                                      The first sentence of the Form of Officer Certificate attached as Exhibit 7(n) to the Equity Distribution Agreement is amended to add “, as amended on May 5, 2014, and as further amended on October 2, 2014” immediately before “(the “Sales Agreement”)”.

B.                                    Prospectus Supplement.  The Company agrees to file a 424(b) Prospectus Supplement reflecting this Amendment within 2 business days of the date hereof.

C.                                    No Other Amendments.  Except as set forth in Part A above, all the terms and provisions of the Equity Distribution Agreement shall continue in full force and effect.

D.                                    Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

[Remainder of page intentionally left blank]

2

If the foregoing correctly sets forth the understanding among the parties hereto, please so indicate in the space provided below for that purpose, whereupon this Amendment No. 2 to Equity Distribution Agreement shall constitute a binding agreement among the parties hereto.

Very truly yours,

CUBESMART

By:
Name: Timothy M. Martin
Title: Chief Financial Officer

CUBESMART, L.P.

By:	CubeSmart, its general partner

By:
Name: Timothy M. Martin
Title: Chief Financial Officer

ACCEPTED as of the date first-above written:

[Manager]

By:
Name:
Title:

4

EXHIBIT A

SCHEDULE OF SUBSIDIARIES

Entity Name
186 JAMAICA AVE, LLC
2301 TILLOTSON AVE, LLC
251 JAMAICA AVE, LLC
5 Old Lancaster Associates, LLC
CONSHOHOCKEN GP II, LLC
CS SNL AVE M, LLC
CS SNL NEW YORK AVE, LLC
CS SNL OPERATING COMPANY, LLC
CS VENTURE I, LLC
CUBE HHF Limited Partnership
CUBE HHF TRS, LLC
CUBE VENTURE GP, LLC
CubeSmart
CubeSmart Alexandria, LLC
CubeSmart Allen, LLC
CubeSmart Asset Management, LLC
CUBESMART BARTOW, LLC
CUBESMART BOSTON ROAD, LLC
CUBESMART CLINTON, LLC
CUBESMART CYPRESS, LLC
CUBESMART EAST 135TH, LLC
CUBESMART LEESBURG, LLC
CubeSmart Management, LLC
CUBESMART NEW ROCHELLE, LLC
CUBESMART PINE LAKES, LLC
CUBESMART SOUTHERN BLVD, LLC
CUBESMART TEMPLE HILLS, LLC
CUBESMART TIMONIUM BORROWER, LLC
CubeSmart Timonium, LLC
CubeSmart TRS, Inc.
CUBESMART WILTON, LLC
CubeSmart, L.P.
EAST COAST GP, LLC
EAST COAST STORAGE PARTNERS, L.P.
FREEHOLD MT, LLC
LANGHORNE GP II, LLC
Lantana Property Owner’s Association, Inc.
MONTGOMERYVILLE GP II, LLC

Old Lancaster Venture, L.P.
R STREET STORAGE ASSOCIATES LLC
SHIRLINGTON RD, LLC
SOMERSET MT, LLC
STORAGE PARTNERS OF CONSHOHOCKEN, L.P.
Storage Partners of Freehold II, LLC
Storage Partners of Langhorne II, LP
STORAGE PARTNERS OF MONTGOMERYVILLE, L.P.
STORAGE PARTNERS OF SOMERSET, LLC
STORAGE PARTNERS OF WEST HEMPSTEAD II, LLC
UNITED-HSRE I, L.P.
USI Overseas Development Holding, LLC
USI Overseas Development LLC
USIFB LLP
USIFB LP
USIFB Property Investment No. 1 Limited
USIFB Property Investment No. 2 Limited
USIFB Storage Company Limited
U-Store-It Development LLC
U-Store-It Trust Luxembourg S.ar.l.
Wider Reach, LLC
YASKY LLC
YSI Burke Lake, LLC
YSI HART TRS, INC
YSI I LLC
YSI II LLC
YSI IX LP LLC
YSI VENTURE GP LLC
YSI VENTURE LP LLC
YSI X GP LLC
YSI X LP
YSI X LP LLC
YSI XV LLC
YSI XX GP LLC
YSI XX LP
YSI XX LP LLC
YSI XXX LLC
YSI XXXI, LLC
YSI XXXII, LLC

YSI XXXIII, LLC
YSI XXXIIIA, LLC
YSI XXXV, LLC
YSI XXXVII, LLC
YSI-Hart Limited Partnership